Exhibit 99.1
SCM MICROSYSTEMS, INC.
SCHEDULE OF CAPITALIZATION AND INDEBTEDNESS
(In thousands, unaudited)

March 31, 2009
Total Current Debt	$11,417
Guaranteed	—
Secured	—
Unguaranteed/Unsecured	11,417
Total Non-current Debt	1,362
Guaranteed	—
Secured	—
Unguaranteed/Unsecured	1,362
Shareholders’ Equity	24,444
a Share capital	16
b Legal reserve	—
c Other reserves	24,428
Total	$37,223
A. Cash	20,561
B. Cash equivalents	—
C. Trading securities	—
D. Liquidity	20,561
E. Current financial receivables	—
F. Current bank debt	—
G. Current portion of non-current debt	—
H. Other current financial debt	—
I. Current financial debt	—
J. Net current financial indebtedness	(20,561)
K. Non-current bank loans	—
L. Bonds issued	—
M. Other non-current loans	—
N. Non-current financial debt	—
O. Net financial Indebtedness	(20,561)